EXHIBIT 99.1

Company Contact:
Stephen A. Heit
201-528-8200
FOR IMMEDIATE RELEASE

CCA Industries, Inc. Reports Second Quarter 2017 Results

Ridgefield Park, NJ, July 17, 2017: CCA Industries, Inc. (NYSE MKT: “CAW”) announced today its results for the second quarter and six months ended May 31, 2017, which can be found in the table below.
Total net income increased to $698,550 for the three months ended May 31, 2017 from income of $423,677 for the same period in fiscal 2016. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $1,260,896 for the quarter as compared to $882,826 for the same period in fiscal 2016, an increase of 42.8%. Lance Funston, Chief Executive Officer commented, “We have now reported six profitable quarters in a row. A significant portion of the Company’s cash generated from operations for fiscal 2016 and for the first two quarters of fiscal 2017 have been utilized to reduce liabilities, most of which were from the restructuring plan and old media bills incurred in fiscal 2015. Almost all of those liabilities have now been paid off which will enable the Company to devote its positive cash flow towards growing our brands and making additional acquisitions. We will discuss more of our plans tomorrow when we hold our first quarterly investor phone call. Investors may phone (844) 513-9330 or 814-312-7426 to participate in the call. We invite any of our current or potential investors to join us.”
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” complete skin care regime, “Porcelana” skin care products and “Solar Sense” sun protection products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

Three Months Ended
	May 31, 2017 (unaudited)	May 31, 2016 (unaudited)

Revenues	$ 6,115,910	$ 5,679,751

Net Income from Continuing Operations	$ 698,550	$ 430,989
Net (Loss) on Discontinued Operations	0	$ (7,312)
Total Net Income	$ 698,550	$ 423,677

Earnings per Share:
Basic
Continuing Operations	$ 0.10	$ 0.06
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.10	$ 0.06

Earnings per Share:
Diluted
Continuing Operations	$ 0.10	$ 0.06
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.10	$ 0.06

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,024,428	7,126,333

Six Months Ended
	May 31, 2017 (unaudited)	May 31, 2016 (unaudited)

Revenues	$ 10,385,060	$ 10,364,195

Net Income from Continuing Operations	$ 885,301	$ 639,987
Net (Loss) on Discontinued Operations	0	$ (12,935)
Total Net Income	$ 885,301	$ 627,052

Earnings per Share:
Basic
Continuing Operations	$ 0.13	$ 0.09
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.13	$ 0.09

Earnings per Share:
Diluted
Continuing Operations	$ 0.13	$ 0.09
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.13	$ 0.09

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,006,684	7,088,115

	Three months ended		Six months ended
Reconciliation of EBITDA	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
to Net Income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$ 698,550	$ 423,677	$ 885,301	$ 627,052
Interest expense	123,077	197,216	274,238	341,543
Provision for income tax	415,454	242,862	528,094	371,559
Depreciation & Amortization Expense	23,815	19,071	45,758	39,113
EBITDA	$ 1,260,896	$ 882,826	$ 1,733,391	$ 1,379,267